Exhibit 99

[GRAPHIC OMITTED][JOHNSON OUTDOORS LOGO]

AT JOHNSON OUTDOORS:
CYNTHIA GEORGESON
262-631-6600
cgeorges@johnsonoutdoors.com

FOR IMMEDIATE RELEASE

JOHNSON OUTDOORS ANNOUNCES PLANS FOR
WATERCRAFT OPERATIONS

RACINE, WISCONSIN, July 27, 2004…..Johnson Outdoors Inc. (Nasdaq: JOUT) today announced plans to outsource manufacturing at its Grand Rapids, Michigan facility, and to shift production from Mansonville, Canada to its Old Town, Maine operation, as part of the Company’s on-going efforts to increase efficiency and improve profitability of its Watercraft business unit. Costs and charges associated with these plans are estimated at $3.0 million and will be incurred across two fiscal years (2004 and 2005). The decision will result in the reduction of 69 positions across the two locations. The Company is providing severance and outplacement assistance to those affected by these plans.

“As we work to build a sustainable and profitable enterprise long-term, we must balance today’s realities with the future needs of our businesses,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer, Johnson Outdoors. “Watercraft will be leaner, yet more flexible, more focused, and more competitive going forward and better prepared to deliver financial performance equal to the strength of our winning brands.”

Johnson Outdoors has contracted with KL Industries (KL) of Muskegon, Michigan to manufacture its Escape®, Waterquest® and Rogue River™ branded products. KL is the water recreational products division of Ameriform, a vertically integrated plastic products company with QS-9000 certification. Ameriform currently employs 250 people across four operating divisions, and expects that number to increase as it begins production of Johnson Outdoors’ Escape®, Waterquest® and Rogue River® products.

“Continuous innovation, consistent high-quality and outstanding customer service are our commitment to customers and consumers,” said Jerry Perkins, Chief Operating Officer, Johnson Outdoors. “KL Industries’ reputation and track record for excellence made them the clear choice for helping us continue to meet the marketplace expectations for quality of these fine Johnson Outdoors brands.”

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Johnson Outdoors will release financial results for the third quarter on Thursday, July 29, 2004, before the Nasdaq trading day begins. The Company will host a conference call and audio webcast shortly afterwards at 10 a.m. Central Time to discuss the financial results and provide a Company update.

The webcast may be accessed in listen-only mode at Johnson Outdoors’ home page at www.johnsonoutdoors.com as well as through www.fulldisclosure.com. A replay will be available on the above web sites, or by dialing 877-519-4471 or 973-341-3080 and providing confirmation code 4969448. The replay will be available through August 5th by phone and for 30 days on the Internet.

About Johnson Outdoors Inc.

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors’ familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™, Necky® and Dimension® kayaks; Minn Kota® motors; Humminbird® fishfinders; SCUBAPRO® and SnorkelPro; UWATEC® dive equipment; and, Eureka! ® tents. The company has 26 locations around the world, employs 1,500 people and reported annual sales of $315.9 million in 2003.

Visit Johnson Outdoors online at www.JohnsonOutdoors.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include: unanticipated issues or costs associated with transitioning the manufacturing process to KL; changes in consumer spending patterns; actions of companies that compete with the Company; the Company’s success in managing inventory; movements in interest rates; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; and adverse weather conditions. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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